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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Dimension Therapeutics, Inc. of our report dated July 17, 2015, except for the last paragraph of Note 16, as to which the date is October 9, 2015, relating to the financial statements of Dimension Therapeutics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 12, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM